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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Employee Stock Purchase Plan of Informatica Corporation of our report dated February 2, 1999, with respect to the consolidated financial statements and financial statement schedule of Informatica Corporation, included in its Registration Statement (Form S-1, No. 333-72677) and related Prospectus, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
April 24, 1999



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